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                                                                  Exhibit 5.1


          [Skadden, Arps, Slate, Meagher & Flom (Illinois) letterhead]


                                January 6, 1997



Health Systems International, Inc.
225 North Main Street
Pueblo, Colorado  81003

               Re:   Health Systems International, Inc.
                     Registration on Form S-4

Dear Ladies and Gentlemen:

        We have acted as special counsel to Health Systems International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of 78,617,961 shares (the "Shares") of Class A Common Stock, $.001 par value (the "Common Stock"), of the Company, together with 78,617,961 Series A Participating Preferred Stock Purchase Rights (the "Rights") associated therewith.

        The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement") among the Company, FH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Foundation Health Corporation, a Delaware corporation ("FHC"), which provides for the merger (the "Merger") of Merger Sub with and into FHC, with FHC surviving as a wholly-owned subsidiary of the Company.

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
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Health Systems International, Inc.
January 6, 1997
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        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Joint Proxy Statement/Prospectus dated January 6,1997 which constitutes part of the
Registration Statement on Form S-4 (Registration No. 333-     )(the
"Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on January 6, 1997 under the Act; (ii) the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Merger Agreement; (v) the Certificate of Incorporation of the Company, as presently in effect; (vi) the By-Laws of the Company, as presently in effect; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. in making our examination of documents executed by the parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute the valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representatives of officers, trustees and other representatives of the Company and others.

        Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction
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Health Systems International, Inc.
January 6, 1997
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other than the General Corporation Law of the State of Delaware and the federal laws of the United States.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement, as amended, becomes effective; (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware pursuant to the Merger Agreement; and (iii) certificates representing the Shares have been duly executed by an authorized officer of the exchange agent for the Common Stock and registered by such exchange agent and duly delivered in accordance with the terms of the Merger Agreement:

        1. The Shares will be validly issued, fully paid and nonassessable.

        2. Each Right associated with the Shares will be validly issued when the associated Shares have been duly issued as set forth in paragraph 1.

        We hereby consent to the use of our name under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.


                             Very truly yours,


                             /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)